LUXFER

LUXFER FIRST QUARTER 2025 RESULTS

Disciplined execution and robust Defense & Aerospace demand drive top line growth and improved profitability

First Quarter 2025 Highlights*

- GAAP Net Sales of $97.0 million, up 8.5% from $89.4 million; Adjusted Net Sales[1] increased 8.9% to $90.5 million
- GAAP Net Income of $5.5 million, compared to $2.8 million and GAAP EPS of $0.20 versus $0.10
- Adjusted EPS[1] of $0.23, up 15.0% from $0.20
- Adjusted EBITDA[1] of $11.3 million, up 9.7% from $10.3 million
- Solid cash flow generation resulting in net debt of $41.9 million or 0.7x LTM Adjusted EBITDA[1]
- Progressing on target to close Graphic Arts sale in H1

** Comparative information is relative to prior-year first quarter; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts business and 2024 legal fee recoveries

I'm pleased to report that our first-quarter results highlight our commitment to disciplined execution and sustainable growth and profitability. We delivered strong financial performance with an adjusted EPS of $0.23, up from $0.20, fueled by higher sales in our Elektron business, particularly in Defense and Aerospace. We maintain a strong balance sheet with net debt of $41.9 million.

Through deliberate, forward-looking actions, we have effectively neutralized incremental direct duty impacts to date. Our proactive sourcing strategies, government engagement, and operational diversification efforts leave us well positioned as tariff dynamics evolve.

Looking ahead, we remain attentive to evolving macro risks. However, a healthy order book provides clear near-term visibility, while our flexible operating model equips us to navigate uncertainty further out. We will maintain balance-sheet strength through rigorous capital deployment, pursue targeted growth opportunities, and apply strict risk management to protect margins. Collectively, these efforts position Luxfer to adapt, and drive long-term performance.

Andy Butcher
CEO, Luxfer

Key Results * (amounts in millions, except EPS)

Net Sales, Net Income, Adjusted EBITDA and EPS	Q1 2025	Q1 2024	% Change
GAAP Net Sales	$ 97.0	$ 89.4	8.5%
Adjusted Net Sales[1]	90.5	83.1	8.9%
GAAP Net Income	5.5	2.8	96.4%
Adjusted EBITDA[1]	11.3	10.3	9.7%
GAAP Diluted EPS	$ 0.20	$ 0.10	100%
Adjusted Diluted EPS[1]	0.23	0.20	15.0%

** Comparative information is relative to prior-year first quarter; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts business and 2024 legal recoveries

First Quarter Financials

GAAP Net Sales of $97.0 million increased $7.6 million versus $89.4 million in the first quarter of 2024. This growth was driven by a $7.5 million improvement in volume/mix, a benefit of $0.4 million from improved pricing and a $0.3 million negative impact from foreign exchange rates.

During the quarter, strong demand in the Elektron business, particularly in the Defense and Aerospace end markets, was driven by magnesium-related sales and orders for UGR-Es, MRE flameless ration heaters, and Flares. The Gas Cylinders business experienced typical first-quarter seasonality headwinds, tracking with expectations.

GAAP Net Income from continuing operations was $5.5 million, or $0.20 per diluted share, compared to $2.8 million, or $0.10 per diluted share, in the first quarter of 2024. Adjusted Net Income (excluding Graphic Arts and 2024 legal recoveries) was $6.3 million, or $0.23 per diluted share, compared to $5.2 million, or $0.20 per diluted share, for the first quarter of 2024.

Adjusted EBITDA (excluding Graphic Arts and 2024 legal recoveries) increased to $11.3 million, a 9.7% improvement compared to $10.3 million in the first quarter of 2024. This growth was primarily driven by a $3.7 million positive impact from improved volume/mix, a $0.6 million benefit from net cost deflation, and $0.5 million benefit from pricing strategy. These gains were partially offset by $3.7 million in adverse cost movements and a $0.1 million negative impact from foreign exchange rates.

Segment Results * (amounts in millions)


AZ80A
TYPE 1
CLASS A

Elektron	Q1 2025	Q1 2024	% Change
Net Sales	$ 49.4	$ 37.7	31.0%
Gross Profit	14.7	10.8	36.1%
Gross Margin	29.8%	28.6%	120bps
Adjusted EBITDA[1]	$ 8.7	$ 6.2	40.3%
Adjusted EBITDA Margin[1]	17.6%	16.4%	120bps



Gas Cylinders	Q1 2025	Q1 2024	% Change
Net Sales	$ 41.1	$ 45.4	-9.5%
Gross Profit	5.6	7.7	-27.3%
Gross Margin	13.6%	17.0%	-340bps
Adjusted EBITDA	$ 2.6	$ 4.1	-36.6%
Adjusted EBITDA Margin	6.3%	9.0%	-270bps

** Comparative information is relative to prior-year first quarter; results exclude discontinued operations and Graphic Arts segment*

[1] Note: Adjusted Results exclude 2024 legal recoveries

Capital Resources and Liquidity Net cash provided by continuing operations for the first quarter of 2025 was $5.1 million, an improvement of $1.5 million compared to the first quarter of 2024. Free cash flow from continuing operations was $4.0 million, an increase of $1.8 million compared to the first quarter of 2024. As of March 30, 2025, net debt totaled $41.9 million, resulting in a net debt to LTM adjusted EBITDA ratio of 0.7x. Excluding Graphic Arts, the net debt to LTM adjusted EBITDA ratio was also 0.7x. During the first quarter of 2025, approximately $0.5 million of common stock, equating to 40,000 shares, was repurchased. Additionally, $3.5 million cash was returned to shareholders through dividends. 2025 Guidance Update (excluding Graphic Arts) Full-year 2025 guidance has been reaffirmed, reflecting continued strength in defense, first-response, and aerospace markets, and resilience from Luxfer’s diversified portfolio amid broader macroeconomic uncertainty. 2025 Upcoming Events • May 15th – Seaport Research Growth Conference (Virtual) • June – Key Bank Capital Research (Virtual NDR) Full Year Guidance 2025 Sales Revenue Flat Adjusted Diluted EPS $0.95 - $1.05 Adjusted EBITDA $48M - $52M Free Cash Flow $20M - $25M

First Quarter 2025 Earnings Conference Call Information Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday April 30, 2025. Investors can access this conference via any of the following: • Webcast: Accessible by clicking on this link Q1 2025 Earnings Webcast • Live Telephone: Call 800-274-8461 within the U.S. or +1 203-518-9814 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ125). • Webcast Replay: Available on Luxfer’s website beginning at approximately 4:30 p.m. Eastern Time on April 30, 2025. • Telephone Replay: Call 800-839-2382 within the U.S. or +1 402-220-7201 outside the U.S. • Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at luxfer.com under Quarterly Reports and Presentations. About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company’s financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2025 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitical issues / tariffs (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; and (ix) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the U.S. Securities and Exchange Commission on February 25, 2025. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@luxfer.com

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) First Quarter In millions, except share and per share data 2025 2024 Net sales $ 97.0 $ 89.4 Cost of goods sold (75.6) (71.0) Gross profit 21.4 18.4 Selling, general and administrative expenses (12.6) (11.6) Research and development (1.1) (1.2) Restructuring charges (0.1) (0.7) Acquisition and disposal related costs — (0.2) Other income — 0.2 Operating income 7.6 4.9 Interest expense (0.8) (1.4) Defined benefit pension credit 0.6 0.3 Income before income taxes 7.4 3.8 Provision for income taxes (1.9) (1.0) Net income from continuing operations 5.5 2.8 Net loss from discontinued operations $ — $ (0.1) Net income $ 5.5 $ 2.7 Earnings per share1 Basic from continuing operations $ 0.21 $ 0.10 Basic from discontinued operations2 $ — $ — Basic $ 0.21 $ 0.10 Diluted from continuing operations $ 0.20 $ 0.10 Diluted from discontinued operations2 $ — $ — Diluted $ 0.20 $ 0.10 Weighted average ordinary shares outstanding Basic 26,733,252 26,820,968 Diluted 27,131,737 26,866,976 1 The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total. 2 The loss per share for discontinued operations in the First Quarter of 2024 has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) March 30, December 31, In millions, except share and per share data 2025 2024 Current assets Cash and cash equivalents $ 4.1 $ 4.1 Restricted cash 2.2 2.2 Accounts and other receivables, net of allowances of $0.3 and $0.3, respectively 54.2 58.8 Prepayments and accrued income 4.5 4.6 Inventories 86.4 83.6 Current assets held-for-sale 24.3 22.5 Total current assets $ 175.7 $ 175.8 Non-current assets Property, plant and equipment, net $ 62.9 $ 62.8 Right-of-use assets from operating leases 11.3 11.5 Goodwill 68.1 67.0 Intangibles, net 11.4 11.5 Deferred tax assets 3.7 4.1 Pensions and other retirement benefits 51.7 49.3 Investments and loans to joint ventures and other affiliates 0.4 0.4 Total assets $ 385.2 $ 382.4 Current liabilities Short-term borrowings $ 1.1 $ 3.1 Accounts payable 29.4 29.6 Accrued liabilities 23.6 24.0 Taxes on income 8.4 5.6 Current liabilities held-for-sale 15.2 12.8 Other current liabilities 9.3 18.6 Total current liabilities $ 87.0 $ 93.7 Non-current liabilities Long-term debt $ 44.9 $ 42.0 Pensions and other retirement benefits 0.1 0.1 Deferred tax liabilities 13.9 14.0 Other non-current liabilities 12.6 13.1 Total liabilities $ 158.5 $ 162.9 Commitments and contingencies Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2025 and 2024; issued 28,944,000 for 2025 and 2024; outstanding 26,765,905 and 26,742,074 for 2025 and 2024, respectively $ 26.5 $ 26.5 Additional paid-in capital 226.6 226.1 Treasury shares (25.4) (24.9) Company shares held by ESOP (0.8) (0.8) Retained earnings 110.7 108.7 Accumulated other comprehensive loss (110.9) (116.1) Total shareholders' equity $ 226.7 $ 219.5 Total liabilities and shareholders' equity $ 385.2 $ 382.4

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) First Quarter In millions 2025 2024 Operating activities Net income $ 5.5 $ 2.7 Net loss from discontinued operations — (0.1) Net income from continuing operations $ 5.5 $ 2.8 Adjustments to reconcile net income to net cash used by operating activities Depreciation 2.2 2.2 Depreciation of right of use assets 0.7 0.8 Amortization of purchased intangible assets 0.2 0.2 Amortization of debt issuance costs 0.1 0.1 Share-based compensation charges 0.9 0.6 Deferred income taxes 0.1 0.1 Defined benefit pension credit (0.6) (0.3) Changes in assets and liabilities Accounts and other receivables 1.0 (7.9) Inventories (1.6) (8.2) Current assets held-for-sale (1.8) 0.7 Prepayments and accrued income 0.1 1.0 Accounts payable (4.4) 5.7 Accrued liabilities (0.8) 3.1 Current liabilities held-for-sale 2.4 0.6 Other current liabilities 2.5 3.7 Other non-current assets and liabilities (1.3) (1.6) Net cash provided by operating activities - continuing 5.2 3.6 Net cash provided by operating activities - discontinued 0.2 0.1 Net cash provided by operating activities $ 5.4 $ 3.7 Investing activities Capital expenditures $ (1.2) $ (1.4) Net cash used by investing activities - continuing (1.2) (1.4) Net cash used by investing activities - discontinued (0.2) (0.1) Net cash used by investing activities $ (1.4) $ (1.5) Financing activities Repayment of bank overdraft $ (2.0) $ (4.3) Net drawdown of long-term borrowings $ 2.2 $ 10.6 Repurchase of own shares (0.5) (0.4) Share-based compensation cash paid (0.4) (0.1) Dividends paid (3.5) (3.5) Net cash (used) / provided by financing activities $ (4.2) $ 2.3 Effect of exchange rate changes on cash and cash equivalents 0.2 — Net increase $ — $ 4.5 Cash, cash equivalents and restricted cash; beginning of year 6.3 2.6 Cash, cash equivalents and restricted cash; end of the First Quarter 6.3 7.1 Supplemental cash flow information: Interest payments $ 0.8 $ 1.4 Income tax payments, net 0.2 —

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION

SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA	
	First Quarter		First Quarter	
In millions	2025	2024	2025	2024
Gas Cylinders segment	$ **41.1**	$ 45.4	$ **2.6**	$ 4.1
Elektron segment	**49.4**	37.7	**8.7**	6.4
Excluding Graphic Arts segment	**90.5**	83.1	**11.3**	10.5
Graphic Arts segment	**6.5**	6.3	**(0.3)**	(1.7)
Consolidated	$ **97.0**	$ 89.4	$ **11.0**	$ 8.8

	Depreciation and amortization		Restructuring charges	
	First Quarter		First Quarter	
In millions	2025	2024	2025	2024
Gas Cylinders segment	$ **0.8**	$ 0.8	$ **0.1**	$ 0.5
Elektron segment	**1.6**	1.6	**—**	0.2
Excluding Graphic Arts segment	**2.4**	2.4	**0.1**	0.7
Graphic Arts segment	**—**	—	**—**	—
Consolidated	$ **2.4**	$ 2.4	$ **0.1**	$ 0.7

	Gross Profit	
	First Quarter	
In millions	2025	2024
Gas Cylinders segment	$ **5.6**	$ 7.7
Elektron segment	**14.7**	10.8
Excluding Graphic Arts segment	**20.3**	18.5
Graphic Arts segment	**1.1**	(0.1)
Consolidated	$ **21.4**	$ 18.4

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	First Quarter					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Net income / (loss)	**$ 5.5**	**$ (0.3)**	**$ 5.8**	$ 2.8	(1.6)	$ 4.4
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.2**	**—**	**0.2**	0.2	—	0.2
Acquisition and disposal related charge	**—**	**—**	**—**	0.2	0.2	—
Defined benefit pension credit	**(0.6)**	**—**	**(0.6)**	(0.3)	—	(0.3)
Restructuring charge	**0.1**	**—**	**0.1**	0.7	—	0.7
Share-based compensation charge	**0.9**	**0.1**	**0.8**	0.6	0.1	0.5
Income tax on adjusted items	**—**	**—**	**—**	(0.2)	—	(0.2)
Adjusted net income / (loss)	**$ 6.1**	**$ (0.2)**	**$ 6.3**	$ 4.0	$ (1.3)	$ 5.3
Less:						
Legal cost recovery	**—**	**—**	**—**	(0.2)	—	(0.2)
Tax on legal cost recovery	**—**	**—**	**—**	0.1	—	0.1
Adjusted net income / (loss) excluding legal	**$ 6.1**	**$ (0.2)**	**$ 6.3**	$ 3.9	$ (1.3)	$ 5.2
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.20**	**$ (0.01)**	**$ 0.21**	$ 0.10	$ (0.06)	$ 0.16
Impact of adjusted items	**0.02**	**—**	**0.02**	0.04	0.01	0.04
Adjusted diluted earnings / (loss) per ordinary share	**$ 0.22**	**$ (0.01)**	**$ 0.23**	$ 0.15	$ (0.05)	$ 0.20
Impact of legal cost recovery	**—**	**—**	**—**	—	—	—
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery	**$ 0.22**	**$ (0.01)**	**$ 0.23**	$ 0.15	$ (0.05)	$ 0.20

[(1)] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

	First Quarter					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income / (loss) from continuing operations	**$ 6.1**	**$ (0.2)**	**$ 6.3**	$ 4.0	$ (1.3)	$ 5.3
Add back:						
Income tax on adjusted items	**—**	**—**	**—**	0.2	—	0.2
Provision / (credit) for income taxes	**1.9**	**—**	**1.9**	1.0	(0.4)	1.4
Net finance costs	**0.8**	**(0.1)**	**0.9**	1.4	—	1.4
Adjusted EBITA	**8.8**	**(0.3)**	**9.1**	6.6	(1.7)	8.3
Depreciation	**2.2**	**—**	**2.2**	2.2	—	2.2
Adjusted EBITDA	**11.0**	**(0.3)**	**11.3**	**8.8**	**(1.7)**	**10.5**
Less:						
Legal cost recovery	**—**	**—**	**—**	(0.2)	—	(0.2)
Adjusted EBITDA excluding legal recovery	**$ 11.0**	**$ (0.3)**	**$ 11.3**	$ 8.6	$ (1.7)	$ 10.3

ADJUSTED EFFECTIVE TAX RATE

(UNAUDITED)

	First Quarter					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss) from continuing operations	**$ 6.1**	**$ (0.2)**	**$ 6.3**	$ 4.0	$ (1.3)	$ 5.3
Add back:						
Income tax on adjusted items	**—**	**—**	**—**	0.2	—	0.2
Provision / (credit) for income taxes	**1.9**	**—**	**1.9**	1.0	(0.4)	1.4
Adjusted income from continuing operations before income taxes	**8.0**	**(0.2)**	**8.2**	5.2	(1.7)	6.9
Adjusted provision / (credit) for income taxes	**1.9**	**—**	**1.9**	1.2	(0.4)	1.6
Adjusted effective tax rate from continuing operations	**23.8 %**	**— %**	**23.2 %**	23.1 %	23.5 %	23.2 %

NET DEBT RATIO

(UNAUDITED)

In millions	First Quarter 2025	First Quarter 2024
Cash and cash equivalents	**$ 4.1**	$ 6.8
Total debt	**(46.0)**	(78.4)
Net debt	**41.9**	71.6
Adjusted EBITDA	**56.8**	36.3
Net debt to EBITDA ratio	**0.7**	2.0
Adjusted EBITDA excluding Graphic Arts segment	**58.3**	41.8
Net debt to EBITDA ratio excluding Graphic Arts segment	**0.7**	1.7

FREE CASH FLOW

(UNAUDITED)

	First Quarter	
In millions	2025	2024
Net cash provided by continuing operating activities	**$ 5.2**	$ 3.6
Net cash provided by Graphic Arts operating activities	**0.1**	—
Net cash provided by continuing operating activities excluding Graphic Arts	**5.1**	3.6
Capital expenditures	**(1.2)**	(1.4)
Graphic Arts capital expenditures	**(0.1)**	—
Capital expenditures excluding Graphic Arts	**(1.1)**	(1.4)
Free cash flow	**$ 4.0**	**$ 2.2**
Free cash flow excluding Graphic Arts	**$ 4.0**	**$ 2.2**